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                                                              EXHIBIT 99.1
                                                              ------------

[LOGO OMITTED]                                                           Movado
M O V A D O   G R O U P   I N C.                                            Ebel
                                                                         Concord
                                                                             ESQ
                                                                     Coach Watch
                                                         Tommy Hilfilger Watches

APPROVED BY:      Rick Cote
                  Executive Vice President and
                  Chief Operating Officer
                  201-267-8000

    CONTACT:      Investor Relations:
                  Suzanne Michalek
                  Director of Corporate Communications
                  201-267-8000

                  Financial Dynamics
                  Melissa Myron
                  212-850-5600

FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------

            MOVADO GROUP, INC. REPORTS STRONG SECOND QUARTER RESULTS
      ~ COMPANY POSTS 28% SALES GAIN OVER LY, INCLUDING EBEL ACQUISITION ~

         PARAMUS, NJ - SEPTEMBER 8, 2004 -- MOVADO GROUP, INC. (NYSE: MOV), today announced second quarter results for the period ended July 31, 2004. These results include the Ebel business, which was acquired on March 1, 2004. All share data has been adjusted to reflect a two-for-one stock split distributed to shareholders on June 25, 2004.

SECOND QUARTER FISCAL 2005

o Net sales increased 27.8% to $97.8 million from $76.5 million last year. The acquisition of Ebel accounted for net sales of $9.4 million.

o    Comparable store sales increased 11.8% at the Company's Movado boutiques.

o Gross margin was 59.3% this year compared to 61.7% last year. The acquisition of Ebel had a negative effect on gross margins in the second quarter of fiscal 2005 of approximately 0.7%.

o Operating profit was $8.7 million versus $8.8 million in the year-ago period. The acquisition of Ebel resulted in a $1.7 million decrease in operating profit in the second quarter of fiscal 2005.

o Net income was $7.1 million, or $0.28 per diluted share, compared to net income of $5.8 million, or $0.23 per diluted share, in the prior year period. Second quarter net income includes the dilutive impact of Ebel, which was partially offset by the previously announced gain of $835,000, or $0.03 per diluted share, associated with a legal settlement the Company reached with Swiss Army Brands. The combined effect of these two items reduced net income in the second quarter of fiscal 2005 by approximately $500,000, or $0.02 per diluted share.


                                    - more -

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FIRST HALF FISCAL 2005

o Net sales increased 25.8% to $172.0 million from $136.7 million last year. The acquisition of Ebel accounted for net sales of $12.8 million.

o    Comparable store sales increased 18.4% at the Company's Movado boutiques.

o Gross margin was 58.9% compared to 61.2%. The acquisition of Ebel had a negative effect on gross margins in the first half of fiscal 2005 of approximately 0.8%.

o Operating profit was $10.5 million versus $10.8 million in the year-ago period. The acquisition of Ebel resulted in a $4.1 million decrease in operating profit in the first half of fiscal 2005.

o Net income was $7.8 million, or $0.31 per diluted share, compared to net income of $6.6 million, or $0.27 per diluted share, in the prior year period. Net income for the first half of fiscal 2005 includes the dilutive impact of Ebel, which was partially offset by the aforementioned gain associated with a legal settlement the Company reached with Swiss Army Brands during the second quarter of fiscal 2005. The combined effect of these two items reduced net income in the first half of fiscal 2005 by approximately $2.3 million, or $0.09 per diluted share.

         Efraim Grinberg, President and Chief Executive Officer, commented, "Our solid results during the second quarter reflect strength across our brands, geographic regions, and channels of business. Movado boutiques continue to gain traction, with double-digit comparable store sales increases posted in the second quarter. Our overall success continues to be driven by the execution of our strategy to support our brands with innovative advertising campaigns, to deliver unique and compelling product assortments, and to maintain an intense focus on our customers."

         Mr. Grinberg continued, "The integration and revitalization of the Ebel brand continues and we are encouraged by our progress thus far. We are looking forward to the important second half of the year when our customers will begin to see the impact of our efforts to-date. On the advertising front, we have launched a powerful image-building global campaign featuring internationally recognized supermodel, Claudia Schiffer. This campaign, along with a new Ebel men's campaign, has a prominent presence in the key fall fashion publications. We also expect Ebel to benefit from exciting new products and refined marketing programs we have planned for the second half of the year, which represent a return to the successful roots of the brand and truly convey the luxury image and rich heritage of Ebel."

         Rick Cote, Executive Vice President and Chief Operating Officer, stated, "Our business is strong, and we are poised for growth across all areas of our organization. We continue to be focused on the fundamentals of our business and our investments are bearing fruit. Throughout the first half of this year, top line initiatives including product development efforts, marketing and advertising, drove consumer interest and translated into strong sales gains. These efforts were supported and enhanced by our efficient operating


                                    - more -
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structure, allowing us to generate strong bottom line results, despite the planned dilutive impact of the Ebel acquisition. Additionally, our strong balance sheet and focus on cash flow management ensure we have the ability to continue to appropriately invest across all of our businesses and capitalize on growth initiatives."

          The Company anticipates diluted earnings per share for the full year to range between $0.95 and $1.00, including the dilutive impact of Ebel and the legal settlement gain. The Company plans fiscal year 2005 sales to be approximately $410 million, an increase in excess of 20% from last year, including sales from Ebel which are now projected to range between $40 million and $45 million.

         The Company's management will host a conference call today, September 8th at 10:00 a.m. Eastern Time. A live broadcast of the call will be available on the Company's website: www.movadogroupinc.com. This call will be archived online within one hour of the completion of the conference call.

Movado Group, Inc. designs, manufactures, and distributes Movado, Ebel, Concord, ESQ, Coach and Tommy Hilfiger watches worldwide, and operates Movado boutiques and Company stores in the United States.


THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE COMPANY HAS TRIED, WHENEVER POSSIBLE, TO IDENTIFY THESE FORWARD-LOOKING STATEMENTS USING WORDS SUCH AS "EXPECTS," "ANTICIPATES," "BELIEVES," "TARGETS," "GOALS," "PROJECTS," "INTENDS," "PLANS," "SEEKS," "ESTIMATES," "PROJECTS," "MAY," "WILL," "SHOULD" AND SIMILAR EXPRESSIONS. SIMILARLY, STATEMENTS IN THIS PRESS RELEASE THAT DESCRIBE THE COMPANY'S BUSINESS STRATEGY, OUTLOOK, OBJECTIVES, PLANS, INTENTIONS OR GOALS ARE ALSO FORWARD-LOOKING STATEMENTS. ACCORDINGLY, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS AND LEVELS OF FUTURE DIVIDENDS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN, OR IMPLIED BY, THESE STATEMENTS. THESE RISKS AND UNCERTAINTIES MAY INCLUDE, BUT ARE NOT LIMITED TO: THE COMPANY'S ABILITY TO SUCCESSFULLY INTRODUCE AND SELL NEW PRODUCTS, THE COMPANY'S ABILITY TO SUCCESSFULLY INTEGRATE THE OPERATIONS OF EBEL WITHOUT DISRUPTION TO ITS OTHER BUSINESS ACTIVITIES, CHANGES IN CONSUMER DEMAND FOR THE COMPANY'S PRODUCTS, RISKS RELATING TO THE RETAIL INDUSTRY, IMPORT RESTRICTIONS, COMPETITION, SEASONALITY AND THE OTHER FACTORS DISCUSSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE STATEMENTS REFLECT THE COMPANY'S CURRENT BELIEFS AND ARE BASED UPON INFORMATION CURRENTLY AVAILABLE TO IT. BE ADVISED THAT DEVELOPMENTS SUBSEQUENT TO THIS PRESS RELEASE ARE LIKELY TO CAUSE THESE STATEMENTS TO BECOME OUTDATED WITH THE PASSAGE OF TIME.


                               (TABLES TO FOLLOW)

                               MOVADO GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                          THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                                 JULY 31,                          JULY 31,
                                                        -------------------------         -------------------------
                                                          2004             2003             2004             2003
                                                        --------         --------         --------         --------
Net sales                                               $ 97,788         $ 76,545         $171,975         $136,715

Cost of sales                                             39,810           29,306           70,612           53,036
                                                        --------         --------         --------         --------

Gross profit                                              57,978           47,239          101,363           83,679

Selling, general and administrative expenses              49,230           38,426           90,908           72,894
                                                        --------         --------         --------         --------

Operating profit                                           8,748            8,813           10,455           10,785

Interest expense                                             783              825            1,508            1,608
                                                        --------         --------         --------         --------

Income before litigation settlement                        7,965            7,988            8,947            9,177
Litigation settlement                                      1,444               --            1,444               --
                                                        --------         --------         --------         --------

Income before taxes                                        9,409            7,988           10,391            9,177

Income tax                                                 2,352            2,237            2,598            2,570
                                                        --------         --------         --------         --------

Net income                                              $  7,057         $  5,751         $  7,793            6,607
                                                        ========         ========         ========         ========

Net income per diluted share                            $   0.28         $   0.23         $   0.31         $   0.27
Shares used in per share computation                      25,484           25,140           25,416           24,906


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                               MOVADO GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                      (in thousands, except per share data)
                                   (UNAUDITED)



                                                            JULY 31,           JANUARY 31,          JULY 31,
                                                              2004                2004                2003
                                                            --------           -----------          --------
ASSETS

      Cash and cash equivalents                             $ 27,438            $ 82,083            $ 47,737
      Trade receivables, net                                  95,841              88,800              99,192
      Inventories                                            181,784             121,678             125,325
      Other                                                   30,818              26,693              22,767
                                                            --------            --------            --------
          Total current assets                               335,881             319,254             295,021
                                                            --------            --------            --------

      Property, plant and equipment, net                      48,193              42,112              39,127
      Other assets                                            38,902              29,601              27,631
                                                            --------            --------            --------
                                                            $422,976            $390,967            $361,779
                                                            ========            ========            ========

LIABILITIES AND SHAREHOLDERS' EQUITY

      Loans payable to banks                                $ 25,000            $      0            $ 14,000
      Current portion of long-term debt                        5,000              10,000               5,000
      Accounts payable                                        30,965              23,631              21,836
      Accrued liabilities                                     29,264              25,781              23,812
      Deferred and current taxes payable                      16,989              18,111              14,962
                                                            --------            --------            --------
          Total current liabilities                          107,218              77,523              79,610
                                                            --------            --------            --------

       Long-term debt                                         25,000              25,000              30,000
       Deferred and non-current income taxes                     800               2,282               2,835
       Other liabilities                                      13,322              11,449               9,568
       Shareholders' equity                                  276,636             274,713             239,766
                                                            --------            --------            --------
                                                            $422,976            $390,967            $361,779
                                                            ========            ========            ========
